National Semiconductor

WELCOME TO THE NATIONAL SEMICONDUCTOR STOCK OPTION EXCHANGE PROGRAM WEB SITE

Click on the links below to view details of the National Semiconductor Stock Option Exchange Program:

- Offer to Exchange Document
- Summary Term Sheet and Questions and Answers
- 2009 Incentive Award Plan
- Form of RSU Grant Notice and RSU Agreement

If you are a National Semiconductor stock option holder eligible to participate, please click the Continue button to log in.

Continue

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The National Semiconductor Stock Option Exchange Program expires at 9:00 PM Pacific on November 16, 2009.
If you have questions, contact the BNY Mellon Call Center, Monday through Friday between the hours of 9:00 AM to 7:00 PM Eastern at:

866-282-6651 (From within the U.S.)
201-680-6579 (From outside the U.S.)

Enter your 9-digit Personal Identification Number (PIN) that you received via e-mail on October 19, 2009. Please do not enter spaces.

If you do not have your PIN, please contact the BNY Mellon Shareowner Services Customer Service Center at the numbers below.

Continue

You must click on the following links to view details of the Exchange Program before going on to making an election:

- Offer to Exchange Document
- Summary Term Sheet and Questions and Answers
- 2009 Incentive Award Plan
- Form of RSU Grant Notice and RSU Agreement

The National Semiconductor Stock Option Exchange Program expires at 9:00 PM Pacific on November 16, 2009.
If you have questions, contact the BNY Mellon Call Center, Monday through Friday between the hours of 9:00 AM to 7:00 PM Eastern at:

866-282-6651 (From within the U.S.)
201-680-6579 (From outside the U.S.)

National Semiconductor

Current Date
10/19/2009

Employee Number
44444444

Name and Address
test first test last
add1
add2
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city, state zip

Hello test first, below are your current outstanding Eligible Stock Option Grants.

Please make your exchange selection by clicking the "Exchange" or "Do Not Exchange" button for each Eligible Grant and then click "I Agree".

[Analysis Tool] Click here to access the Option Exchange Analysis Tool to help you evaluate your eligible grants.

Option Grant #	Grant Date	Options Outstanding	Vested Options	Unvested Options	Exercise Price	Exchange Ratio	New RSU (or cash payment) if Options Outstanding Exchanged	Make ONE Election for each eligible grant
								○ Exchange ○ Do Not Exchange

You acknowledge that: (1) the Offer to Exchange may be suspended, modified or terminated by National Semiconductor at any time, as provided in the Offer to Exchange document; and (2) the new RSUs or cash payment to be granted under the program do not create any contractual or other right to receive future equity or cash compensation, payments or benefits.

If the surrendered stock option grant is entirely or partially unvested as of October 19, 2009, the RSUs granted in exchange for the option will vest over 4 years in equal annual installments, beginning on the date of grant.

If the surrendered stock option grant is fully vested as of October 19, 2009, the RSUs granted in exchange for the option will vest over 3 years in equal annual installments, beginning on the date of grant.

Under the terms of the Offer to Exchange, if an option would otherwise be exchanged for less than 100 RSUs, you will receive a cash payment instead of RSUs in exchange for the surrendered option grant. The amount of the cash payment will be determined by multiplying (i) the number of new RSUs that you would have received in exchange for the eligible option grant pursuant to the exchange ratios (rounded down to the nearest whole share), by (ii) the closing price per share of our common stock on the business day immediately prior to the expiration date of this offer, as reported by the New York Stock Exchange.

By clicking "I Agree" below you agree to the terms and conditions of this Stock Option Exchange Program as described in the Offer to Exchange document as well as the Agreement to Terms of Election

[I Agree]

The National Semiconductor Stock Option Exchange Program expires at 9:00 PM Pacific on November 16, 2009.
If you have questions, contact the BNY Mellon Call Center, Monday through Friday between the hours of 9:00 AM to 7:00 PM Eastern at:

866-282-6651 (From within the U.S.)
201-680-6579 (From outside the U.S.)

MODEL / DECISION TOOL

Current Date
10/19/2009

Employee Number
44444444

Name and Address
test first test last
add1
add2
add3
city, state zip

This tool is designed to help you decide if you want to participate in this program. Click the "Update" button after you have entered any new prices to see the revised potential gains.

[ ] **Insert Assumed Future Stock Price**

Note: the breakeven calculation does not consider the effect or value associated with the vesting of the shares subject to the option or the new RSU

[Update] **Updates the chart to compare what the potential gains could be on your original grants versus the new grants.**

Option Grant #	Grant Date	Options Outstanding	Vested Options	Unvested Options	Exercise Price	Assumed Gain on Options Outstanding	Exchange Ratio	New RSU if Options Outstanding Exchanged	Assumed Value of New RSU	Est. Break Even Price



18-Jul-06
$16,800
$20,562
$0
$4,000
$8,000
$12,000
$16,000
$20,000
$24,000
$28,000
$32,000

Assumed Value of New RSU   Assumed Gain on Options Outstanding

[Return] **Return to the Stock Option Exchange Election Form**

The National Semiconductor Stock Option Exchange Program expires at 9:00 PM Pacific on November 16, 2009.
If you have questions, contact the BNY Mellon Call Center, Monday through Friday between the hours of 9:00 AM to 7:00 PM Eastern at:

866-282-6651 (From within the U.S.)
201-680-6579 (From outside the U.S.)

ELECTION CONFIRMATION

Current Date
10/19/2009

Employee Number

Name and Address
test first test last
add1
add2
add3
city, state zip

Confirmation#

Please print this page for your records. Please note, you may re-enter the site to view and/or change your election until expiration date.

Option Grant #	Grant Date	Options Outstanding	Vested Options	Unvested Options	Exercise Price	Exchange Ratio	New RSU (or cash payment) if Options Outstanding Exchanged	Make ONE Election for each eligible grant

Please be advised that you cannot update your election(s) after the Stock Option Exchange Program expires at 9:00 PM Pacific on November 16, 2009. However, you may return to this web site at any time before the Exchange Program expiration date/time to update your election(s).

Log Out

The National Semiconductor Stock Option Exchange Program expires at 9:00 PM Pacific on November 16, 2009.
If you have questions, contact the BNY Mellon Call Center, Monday through Friday between the hours of 9:00 AM to 7:00 PM Eastern at:

866-282-6651 (From within the U.S.)
201-680-6579 (From outside the U.S.)

You have logged out of the National Semiconductor Stock Option Exchange Program web site.

Please be advised that you cannot update your election(s) after the Stock Option Exchange Program expires at 9:00 PM Pacific on November 16, 2009. However, you may return to this web site at any time before the Exchange Program expiration date/time to update your election(s).

The National Semiconductor Stock Option Exchange Program expires at 9:00 PM Pacific on November 16, 2009.
If you have questions, contact the BNY Mellon Call Center, Monday through Friday between the hours of 9:00 AM to 7:00 PM Eastern at:

866-282-6651 (From within the U.S.)
201-680-6579 (From outside the U.S.)

National Semiconductor

ELECTION SUMMARY / CHANGE OF ELECTION FORM

Current Date
10/19/2009

Employee Number

Name and Address
test first test last
add1
add2
add3
city, state zip

Confirmation#

Welcome back test first, the election reflected below was submitted on 10/19/2009 2:07:53 PM. Click the 'Exchange' or 'Do not Exchange' button for each eligible grant you intend to update, and then click "I Agree". If you would like to keep your elections below click on the "Log Out" button.

[Analysis Tool] Click here to access the Option Exchange Analysis Tool to help you evaluate your eligible grants.

Option Grant #	Grant Date	Options Outstanding	Vested Options	Unvested Options	Exercise Price	Exchange Ratio	New RSU (or cash payment) if Options Outstanding Exchanged	Make OIIE Election for each eligible grant
								◉ Exchange ○ Do Not Exchange

You acknowledge that: (1) the Offer to Exchange may be suspended, modified or terminated by National Semiconductor at any time, as provided in the Offer to Exchange document; and (2) the new RSUs or cash payment to be granted under the program do not create any contractual or other right to receive future equity or cash compensation, payments or benefits.

If the surrendered stock option grant is entirely or partially unvested as of October 19, 2009; the RSUs granted in exchange for the option will vest over 4 years in equal annual installments, beginning on the date of grant.

If the surrendered stock option grant is fully vested as of October 19, 2009, the RSUs granted in exchange for the option will vest over 3 years in equal annual installments, beginning on the date of grant.

Under the terms of the Offer to Exchange, if an option would otherwise be exchanged for less than 100 RSUs, you will receive a cash payment instead of RSUs in exchange for the surrendered option grant. The amount of the cash payment will be determined by multiplying (i) the number of new RSUs that you would have received in exchange for the eligible option grant pursuant to the exchange ratios (rounded down to the nearest whole share), by (ii) the closing price per share of our common stock on the business day immediately prior to the expiration date of this offer, as reported by the New York Stock Exchange.

By clicking "I Agree" below you agree to the terms and conditions of this Stock Option Exchange Program as described in the Offer to Exchange document as well as the Agreement to Terms of Election

[I Agree] [Log Out]

The National Semiconductor Stock Option Exchange Program expires at 9:00 PM Pacific on November 16, 2009.
If you have questions, contact the BNY Mellon Call Center, Monday through Friday between the hours of 9:00 AM to 7:00 PM Eastern at:

866-282-6651 (From within the U.S.)
201-680-6579 (From outside the U.S.)